Exhibit 10.19.2

SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT

This SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of May 22, 2020, by and among FINANCE OF AMERICA REVERSE LLC, a Delaware limited liability company (together with its permitted successors and assigns, the “Seller”), and GRAND OAK TRUST, a Delaware statutory trust (together with its permitted successors and assigns, the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Seller and the Buyer are parties to that certain Master Repurchase Agreement, dated as of April 26, 2019, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of June 10, 2019 (as amended hereby, and as may be further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Repurchase Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Repurchase Agreement);

WHEREAS, the Seller has requested that the Buyer amend certain provisions of the Repurchase Agreement as set forth herein, and subject to the terms and conditions hereof, the Buyer is willing to do so; and

NOW THEREFORE, in consideration of the premises, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments to Repurchase Agreement.

(a) Section 2 of the Repurchase Agreement, “Definitions”, is hereby amended by amending and restating the defined terms “Custodial Agreement”, “Custodian” and “Market Value” in their entirety to read as follows:

“Custodial Agreement” shall mean (i) for each Purchased Mortgage Loan for which the related Mortgage File is in the custody of Deutsche Bank National Trust Company, that certain Custodial Agreement dated as of the date hereof, among Seller, Buyer and Deutsche Bank National Trust Company, as the same may be amended from time to time, and (ii) for each Purchased Mortgage Loan for which the related Mortgage File is in the custody of U.S. Bank, National Association, a Custodial Agreement in form and substance acceptable to Buyer as determined in its sole discretion, between Seller, Buyer and U.S. Bank National Association, as the same may be amended from time to time. Each general reference in this Agreement and any other Program Document to the defined term “Custodial Agreement” shall refer to either or both Custodial Agreements, as the context may require, and each reference in this Agreement or any other Program Document to a Custodial Agreement in respect of specified Purchased Mortgage Loan(s) shall refer to the applicable Custodial Agreement with the Custodian with whom the related Mortgage File for such Purchased Mortgage Loan is being held.

“Custodian” shall mean either or both of Deutsche Bank National Trust Company, or U.S. Bank National Association, or, in each case, any permitted successor thereto, as specified or as the context may otherwise require. Each general reference in this Agreement and any other Program Document to the defined term “Custodian” shall refer to either or both Custodians, as the context may require, and each reference in this Agreement or any other Program Document to a Custodian in respect of specified Purchased Mortgage Loan(s) shall refer to the applicable Custodian with whom the related Mortgage File for such Purchased Mortgage Loan is being held under the related Custodial Agreement.

“Market Value” shall mean, as of any date of determination (I) with respect to any Mortgage Loan that is a HomeSafe Standard, HomeSafe Select or HomeSafe Flex the least of (a) the purchase price paid by Seller to an Approved Originator for (i) such Mortgage Loan or (ii) a Mortgage Loan originated using substantially similar underwriting guidelines as the Mortgage Loan being valued (in each case of clauses (i) and (ii), subject to review and verification by Buyer prior to the related Purchase Date), (b) the market value of such Purchased Mortgage Loan as so determined by the Monitoring Agent, or (c) the effective price of substantially similar mortgage loans of the same product type sold to third party investors in the most recent securitization of loans of such type sponsored by Seller or its Affiliates, calculated as the bond face value of such securitization divided by the unpaid principal balance of such mortgage loans as of the date of securitization; and (II) with respect to any HomeSafe Second, the unpaid principal balance of such Mortgage Loan as of the related Purchase Date therefor.

(b) Section 4(a) of the Repurchase Agreement, “Margin Amount Maintenance”, is hereby amended by amending and restating in its entirety to read as follows:

(a)

The Market Value of each Purchased Mortgage Loan shall be determined in the manner set forth in the definition of “Market Value”. With respect to any HomeSafe Standard, HomeSafe Select or HomeSafe Flex, the Market Value of each such Purchased Mortgage Loan shall be determined in accordance with clauses (I)(a), (I)(b) or (I)(c) of the definition of “Market Value”, as applicable, and in connection with any determination of Market Value pursuant to clause (I)(b) thereof, Buyer may, in its sole discretion at any time, request that the Monitoring Agent determine the Market Value for such Purchased Mortgage Loan and, upon delivery to Buyer and Seller by the Monitoring Agent of its determination of Market Value for the related Purchased Mortgage Loan, the Market Value for such Purchased Mortgage Loan shall be the market value as so determined by the Monitoring Agent in its commercially reasonable judgment, which determination shall be deemed correct absent manifest error. All costs and expenses of the Monitoring Agent shall be paid by Seller.

(c) Section 35(a) of the Repurchase Agreement, “Counterparts”, is hereby amended by amending and restating in its entirety to read as follows:

(a) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction may include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the E-Sign, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

2. No Other Amendments. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement or any of the other Program Documents, nor constitute a waiver of any provision of the Repurchase Agreement or any of the other Program Documents. Except for the amendments set forth above, the text of the Repurchase Agreement and all other Program Documents shall remain unchanged and in full force and effect and the Seller hereby ratifies and confirms its obligations thereunder. Except as expressly provided herein, this Amendment shall not constitute a modification of the Repurchase Agreement or a course of dealing with the Buyer at variance with the Repurchase Agreement such as to require further notice by the Buyer to require strict compliance with the terms of the Repurchase Agreement and the other Program Documents in the future. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Buyer’s security interests in, security titles to, or other Liens on, any Collateral for the Obligations.

3. Conditions on Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the Buyer has received a counterpart of this Amendment duly executed by the Seller.

4. Representations and Warranties. To induce the Buyer to enter into this Amendment, the Seller hereby represents and warrants to the Buyer:

(a) The Seller has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms. This Amendment has been duly executed and delivered by the duly authorized officers of the Seller;

(b) The execution, delivery and performance by the Seller of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not materially violate any requirements of applicable law applicable to the Seller or any judgment, order or ruling of any Governmental Authority, and (iii) will not violate or result in a material default under any indenture, material agreement or other material instrument binding on the Seller or any of its assets;

(c) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general;

(d) The representations and warranties contained in the Repurchase Agreement and other Program Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date, except for any representation and warranty that expressly relates to an earlier date, which representation and warranty shall remain true and correct as of such earlier date; provided, that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true and correct in all respects on and as of the date of this Amendment;

(e) Before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and

(f) As of the date hereof, the Seller is not aware of any state of facts which (without notice or the lapse of time) would or could reasonably be expected to result in the Seller’s financial performance for fiscal quarter ended June 30, 2020 being materially worse than the Seller’s financial performance for fiscal quarter ended March 31, 2020.

5. Acknowledgment of Security Interests. The Seller hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Buyer under the Repurchase Agreement and the other Program Documents are in full force and effect and are enforceable in accordance with the terms of the Repurchase Agreement and the other Program Documents.

6. Costs, Expenses and Taxes. The Seller agrees to pay all reasonable costs and expenses of the Buyer incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York.

8. Program Document. This Amendment shall be deemed to be a Program Document for all purposes.

9. Owner Trustee. The parties hereto are put on notice and hereby acknowledge and agree that (a) this Amendment is executed and delivered by Wilmington Savings Fund Society, FSB not individually or personally but solely as a trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Buyer is made and intended not as a personal representation, undertaking and agreement by Wilmington Savings Fund Society, FSB, but is made and intended for the purpose of binding only the Buyer, in its capacity as such, (c) nothing herein contained shall be construed as creating any liability on Wilmington Savings Fund Society, FSB, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties and by any person claiming by, through or under the parties hereto, (d) Wilmington Savings Fund Society, FSB has made no investigation as to the accuracy or completeness of any representations and warranties made by the Buyer or any other party in this Amendment and (e) under no circumstances shall Wilmington Savings Fund Society, FSB be personally liable for the payment of any indebtedness or expenses of the Buyer or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Buyer under this Amendment or any other related documents.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction may include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SELLER:

FINANCE OF AMERICA REVERSE LLC

By:	/s/ Robert Conway
Name: Robert Conway
Title: Treasurer

[Signature Page to Second Amendment to Master Repurchase Agreement]

BUYER:

GRAND OAK TRUST

By:	Wilmington Savings Fund Society, FSB, not in its individual capacity, but solely in its capacity as Owner Trustee of Grand Oak Trust

By:	/s/ Jason B. Hill
Name: Jason B. Hill
Title: Assistant Vice President

[Signature Page to Second Amendment to Master Repurchase Agreement]